UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

000-32929
(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1020 Stewart Drive
Sunnyvale, California 95085

(Address of principal executive offices, with zip code)

(408) 731-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2004, the Board of Directors of Monolithic System Technology, Inc. (the “Company”) authorized and adopted a Second Amendment (the “Second Amendment”) to Rights Agreement, entered into between the Company and Wells Fargo Bank, N.A., the stock transfer agent of the Company.  The Second Amendment further amends the Rights Agreement (the “Rights Agreement”) entered into between the Company and Wells Fargo Bank, N.A. on October 11, 2000 and first amended on February 23, 2004.

The purpose of the Second Amendment is to enable Ingalls & Snyder LLC (“I&S”), a registered broker dealer and investment advisor, to acquire common stock of the Company exceeding the 15% limitation on beneficial ownership under the Rights Agreement so long as such shares of common stock are not acquired or held with the purpose or effect of changing or influencing control of the Company, or in connection with or as a participant in any transaction having such purpose or effect.  This exclusion is limited to shares of common stock as to which I&S brokerage account managers share dispositive power, have only non-discretionary voting power and have no direct or indirect pecuniary interest.  Any single account holder or retail customer of I&S, and any single broker at I&S with respect to such broker’s personal trading account, shall remain subject to the 15% limitation on beneficial ownership contained in the Rights Agreement.

A copy of the Second Amendment is attached hereto as Exhibit 4.01 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

4.01	Second Amendment to Rights Agreement Between Monolithic System Technology, Inc. and Wells Fargo Bank, N.A., as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOLITHIC SYSTEM TECHNOLOGY, INC.

Date: December 20, 2004	By:	/s/ Mark Voll
Mark Voll
Chief Financial Officer and Vice President
Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

4.01	Second Amendment to Rights Agreement Between Monolithic System Technology, Inc. and Wells Fargo Bank, N.A., as Rights Agent